SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): December 17, 2001
                            (December 16, 2001)



                            Immunex Corporation
                           ---------------------
             (Exact Name of Registrant as Specified in Charter)

   Washington                 0-12406                       51-0346580
----------------        --------------------          ---------------------
(State or Other        (Commission File No.)              (IRS Employer
Jurisdiction of                                        Identification No.)
 Incorporation)


              51 University Street, Seattle, Washington 98101
             -------------------------------------------------
        (Address of Principal Executive Offices, including Zip Code)


                               (206) 587-0430
            ----------------------------------------------------
            (Registrant's telephone number, including area code)


                                    N/A
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




Item 5.  Other Events.

         On December 17, 2001, Immunex Corporation, a Washington corporation ("Immunex"), announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Amgen Inc., a Delaware corporation ("Amgen"), Immunex and AMS Acquisition Inc., a Washington corporation and a wholly-owned direct subsidiary of Amgen ("Merger Subsidiary"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged with and into Immunex, with Immunex being the surviving corporation of such merger (the "Merger"), and, as a result of the Merger, Immunex will become a wholly-owned subsidiary of Amgen. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of Immunex ("Immunex Common Stock") will be converted into the right to receive (i) 0.44 of a share of common stock, par value $0.0001 per share, of Amgen, and (ii) $4.50 in cash.

         American Home Products Corporation (and certain of its subsidiaries) entered into a voting agreement (the "Voting Agreement") with Amgen pursuant to which, among other things, they have agreed to vote in favor of the Merger all shares of Immunex Common Stock to which they are entitled to vote. As of December 14, 2001, such shareholders were entitled to vote shares representing approximately 41% of the votes entitled to be cast.

         A copy of the joint press release announcing the execution of the Merger Agreement and related agreements was issued on December 17, 2001 and is attached hereto as Exhibit 99.1. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the Voting Agreement is attached hereto as Exhibit 2.2. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Number        Description

2.1 Agreement and Plan of Merger, dated as of December 16, 2001, by and among Amgen Inc., AMS Acquisition Inc. and Immunex Corporation.

2.2 Shareholder Voting Agreement, dated as of December 16, 2001, by and among Amgen Inc., American Home Products Corporation, MDP Holdings, Inc. and Lederle Parenterals, Inc.

99.1 Joint press release issued by Amgen Inc. and Immunex Corporation on December 17, 2001.




                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    IMMUNEX CORPORATION
                                    (Registrant)

DATED:  December 17, 2001           By:  /s/ Barry G. Pea
                                        --------------------------------------
                                        Name:  Barry G. Pea
                                        Title: Senior Vice President, General
                                               Counsel and Secretary


                               EXHIBIT INDEX

Exhibit
Number      Description

2.1 Agreement and Plan of Merger, dated as of December 16, 2001, by and among Amgen Inc., AMS Acquisition Inc. and Immunex Corporation.

2.2 Shareholder Voting Agreement, dated as of December 16, 2001, by and among Amgen Inc., American Home Products Corporation, MDP Holdings, Inc. and Lederle Parenterals, Inc.

99.1 Joint press release issued by Amgen Inc. and Immunex Corporation on December 17, 2001.